UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 14, 2006
Commission File Number 1-9929
Insteel Industries, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	56-0674867

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina	27030

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (336) 786-2141
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On November 14, 2006, the Board of Directors of Insteel Industries, Inc. (the “Company”) approved the appointment of James F. Petelle as Vice President and Assistant Secretary of the Company, effective immediately. Following the retirement of Gary D. Kniskern as Vice President - Administration and Secretary of the Company on January 12, 2007, Mr. Petelle will assume Mr. Kniskern’s role. Mr. Petelle, 56, was previously with Andrew Corporation, a manufacturer of telecommunications infrastructure equipment, where he served as Vice President — Law from 2000 to October 2006, and Secretary from 1990 to May 2006.
     Mr. Petelle, along with the other executive officers of the Company, will serve until the annual meeting of the Board of Directors, which generally follows the Annual Meeting of Shareholders. Executive officers are appointed annually.
     In addition, on November 14, 2006, the Company entered into certain amended and restated compensatory agreements with its executive officers, as follows:

H.O. Woltz III President and Chief Executive Officer	Change in Control Severance Agreement Retirement Security Agreement Severance Agreement

Michael C. Gazmarian Chief Financial Officer and Treasurer	Change in Control Severance Agreement Retirement Security Agreement Severance Agreement

James F. Petelle Vice President and Assistant Secretary	Change in Control Severance Agreement Retirement Security Agreement

Gary D. Kniskern Vice President — Administration and Secretary	Change in Control Severance Agreement Retirement Security Agreement
     In each case, the agreements referenced above were primarily amended and restated to comply with the provisions of Internal Revenue Code Section 409A. No material changes were made to the benefits provided under each agreement.
     A brief description of each agreement follows and a more detailed discussion of each agreement was previously disclosed in our Proxy Statement, dated January 13, 2006.
Change of Control Severance Agreements
     The Change of Control Severance Agreements specify the terms of separation in the event that termination of employment followed a change in control. The initial term of each agreement is two years and the agreements provide for an automatic renewal of one year unless we or the executive provides notice of termination as specified in the agreement. The agreements do not provide assurances of continued employment, nor do they specify the terms of an executive’s termination should the termination occur in the absence of a change in control. Under the terms of these agreements in the event of termination within two years of a change of control, Mr. Petelle would receive severance benefits equal to one times base compensation, one times the average bonus for the prior three years and the continuation of health and welfare benefits for two years. Mr. Petelle’s current base salary is $150,000. In addition, all stock options would vest immediately. In the event of termination, outplacement services would be provided.
Supplemental Employee Retirement Plan
     The Retirement Security Agreements (each, a “SERP”) provide nonqualified deferred compensation to participants, including our named executive officers. The SERPs generally provide participants with certain supplemental retirement benefits, pre-retirement disability benefits and pre-retirement death benefits, unless the participants are terminated “for cause” (as defined in each SERP), in which case no benefits will accrue and be payable under the SERPs. The SERPs will be administered by the Executive Compensation Committee (the “Committee”) of the Board of Directors and funds for payment of benefits thereunder are our responsibility.

Benefits payable under the SERPs will be payable to participants in equal pro rata installments according to our regular payroll cycle in effect at the time the payment is due, unless determined otherwise by the Committee.
Severance Agreements
     The Severance Agreements provide certain termination benefits to the executives named above in the event that the executive’s employment with us is terminated without cause (as defined in each Severance Agreement). Each Severance Agreement has a two year term, which is automatically extended for subsequent 12 month periods, unless either we or the executive provide notice to the other, at least 90 days prior to the expiration of any term, that the term of the Severance Agreement shall not be extended. No executive is entitled to termination benefits under a Severance Agreement (i) if that executive’s employment with us is terminated for cause or (ii) to the extent that the executive is entitled to receive benefits under the Change in Control Severance Agreement between the executive and us in connection with the executive’s termination.
     Under each Severance Agreement, upon termination of the Executive’s employment with us without cause, the Executive is generally entitled to receive the following termination benefits: payment of unpaid salary and bonus, payment of one and one-half times the executive’s current annual base salary, outplacement services, reimbursement for any unreimbursed expenses, continued participation in certain employee benefit and health plans for a period of eighteen months following the termination, and vesting of all stock options and any other stock-based awards outstanding immediately prior to termination.
Item 8.01. Other Events
     On November 15, 2006, the Company issued a press release announcing that its Board of Directors had declared a quarterly cash dividend of $0.03 per share payable on January 5, 2007 to shareholders of record as of December 22, 2006. A copy of this release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     While the Company intends to pay regular quarterly cash dividends for the foreseeable future, the declaration and payment of future dividends, if any, are discretionary and will be subject to determination by the board of directors each quarter after taking into account various factors, including general business conditions and the Company’s financial condition, operating results, cash requirements and expansion plans.
Cautionary Note Regarding Forward-Looking Statements
     This report contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s intent and ability to pay future dividends. Although the Company believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, such forward-looking statements are subject to a number of risks and uncertainties, and the Company can provide no assurances that such plans, intentions or expectations will be achieved. Many of these risks are discussed in detail in the Company’s periodic reports, in particular in its report on Form 10-K for the year ended October 1, 2005, filed with the U.S. Securities and Exchange Commission. You should carefully read these risk factors.
     All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. All forward-looking statements speak only to the respective dates on which such statements are made and the Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1	Form of Amended and Restated Change in Control Severance Agreements between the Company and H.O. Woltz III and Michael C. Gazmarian dated November 14, 2006 (each agreement is substantially identical to the form in all material respects).

99.2	Amended and Restated Change in Control Severance Agreement between the Company and Gary D. Kniskern dated November 14, 2006.

99.3	Change in Control Severance Agreement between the Company and James F. Petelle dated November 14, 2006.

99.4	Form of Amended and Restated Retirement Security Agreements with H.O. Woltz III, Michael C. Gazmarian and Gary D. Kniskern dated November 14, 2006 (each agreement is substantially identical to the form in all material respects).

99.5	Retirement Security Agreement with James F. Petelle dated November 14, 2006.

99.6	Form of Amended and Restated Severance Agreements with H.O. Woltz III and Michael C. Gazmarian dated November 14, 2006 (each agreement is substantially identical to the form in all material respects).

99.7	Letter of Employment between the Company and James F. Petelle, dated August 23, 2006.

99.8	Press release dated November 15, 2006 announcing the declaration of a quarterly cash dividend of $0.03 per share and the appointment of James F. Petelle as Vice President and Assistant Secretary.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC. Registrant

Date: November 16, 2006	By:	/s/ H.O. Woltz III

H.O. Woltz III
President and Chief Executive Officer

Date: November 16, 2006	By:	/s/ Michael C. Gazmarian

Michael C. Gazmarian
Chief Financial Officer and Treasurer